    As filed with the Securities and Exchange Commission on December 1, 2000
                                                        Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     ---------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                     ---------------------------------------

                      INTEGRATED MEASUREMENT SYSTEMS, INC.
               (Exact name of registrant as specified in charter)

           OREGON                                        93-0840631
(State or other jurisdiction                (IRS Employer Identification Number)
of incorporation or organization)

                     ---------------------------------------

                  9525 SW GEMINI DRIVE, BEAVERTON, OREGON 97008
                                  503-626-7117
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     ---------------------------------------

                      INTEGRATED MEASUREMENT SYSTEMS, INC.
                       2000 NONQUALIFIED STOCK OPTION PLAN

                     ---------------------------------------

                                 KEITH L. BARNES
                             CHIEF EXECUTIVE OFFICER
                      INTEGRATED MEASUREMENT SYSTEMS, INC.
                  9525 SW GEMINI DRIVE, BEAVERTON, OREGON 97008
                                  503-626-7117
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                     ---------------------------------------
                                 WITH COPIES TO:
                           GREGORY E. STRUXNESS, ESQ.
                                 ATER WYNNE LLP
                          222 S.W. COLUMBIA, SUITE 1800
                             PORTLAND, OREGON 97201
                                 (503) 226-1191
                     ---------------------------------------

                         CALCULATION OF REGISTRATION FEE



============================== ======================= =========================== ============================  =================
  Title of Securities to Be         Amount to Be           Proposed Maximum         Proposed Maximum                 Amount of
         Registered                  Registered        Offering Price Per Share (1) Aggregate Offering Price (1) Registration Fee
============================== ======================= =========================== ============================  =================
Common Stock, par value $.01
per share ..................       750,000 shares              $14.6016                   $10,951,200.00             $2,891.12
============================== ======================= =========================== ============================  =================

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1), the Proposed Maximum Offering Price amounts are based on the average of the high and low sales prices of the Registrant's Common Stock as reported on the Nasdaq National Market System on November 30, 2000.

     ----------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference into this Registration Statement:

                  (a) Annual Report on Form 10-K for the year ended December 31, 1999 of Integrated Measurement Systems, Inc. (the "Company") filed with the Securities and Exchange Commission (the "SEC") on March 30, 2000.

                  (b) Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2000 filed with the SEC on May 12, 2000, Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed on August 14, 2000 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 filed on November 13, 2000.

                  (c) Registration Statement on Form 8-A of the Company filed with the SEC on June 21, 1995 and Registration Statement on Form 8-A filed with the SEC on March 26, 1998.

                  (d) All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and before the date of filing of a post-effective amendment to this Registration Statement stating that all securities offered have been sold or deregistering all securities then remaining unsold.

     ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As an Oregon corporation the Company is subject to the Oregon Business Corporation Act (the "OBCA") and the exculpation from liability and indemnification provisions contained therein. Pursuant to Section 60.047(2) of the OBCA, Article VI of the Company's Restated Articles of Incorporation (the "Restated Articles") eliminates the liability of the Company's directors to the Company or its shareholders, except for any liability related to breach of the duty of loyalty, actions not in good faith and certain other liabilities.

         Section 60.387 et seq. of the OBCA allows corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not adverse to the corporation's best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the OBCA, corporations may not indemnify against liability in connection with a claim by or in the right of the corporation but may indemnify against the reasonable expenses associated with such claims. Corporations may not indemnify against breaches of the duty of loyalty. The OBCA mandates indemnifications against all reasonable expenses incurred in the successful defense of any claim made or threatened whether or not such claim was by or in the right of the corporation. Finally, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer met the good faith and reasonable belief standards of conduct set forth in the statute.

         The OBCA also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation's articles of incorporation or bylaws, any agreement, general or specific action of the board of directors, vote of shareholders or otherwise.

         The Company has entered into indemnity agreements with each of its executive officers and directors. Each agreement provides for indemnification of the indemnitee to the fullest extent by law.

     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

     ITEM 8.  EXHIBITS


         NUMBER                                      DESCRIPTION
          5.1                       Opinion of Ater Wynne LLP as to the legality of the securities being registered

         23.1                       Consent of Ater Wynne LLP (included in legal opinion filed as Exhibit 5.1)

         23.2                       Consent of Arthur Andersen LLP

         24.0                       Powers of Attorney (included in signature page in Part II of the Registration Statement)

                                     - 3 -


         99.1                       2000 Nonqualified Stock Option Plan

     ITEM 9.      UNDERTAKINGS

                  The undersigned Registrant hereby undertakes

                  a. To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

                       i. to include any prospectus required by Section 10(a)(3) of the Securities Act;

                       ii. to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                       iii. to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  b. That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  d. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this

     Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  e. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Beaverton, State of Oregon, on the 1st day of December, 2000.

                      INTEGRATED MEASUREMENT SYSTEMS, INC.



                                            By /s/ Keith L. Barnes
                                               ---------------------------------
                                               Keith L. Barnes
                                               Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith L. Barnes and Fred Hall and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Witness our hands on the date set forth below.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                         [Signatures on following page]


         SIGNATURE                                   TITLE                                       DATE

     /s/ Keith L. Barnes                             Chief Executive Officer and Chairman        12/1/00
     -------------------------------                 of the Board (Principal Executive Officer)
     Keith L. Barnes

     /s/ Fred Hall                                   Chief Financial Officer, Treasurer and      12/1/00
     -------------------------------                 Secretary (Principal Financial Officer)
     Fred Hall

     /s/ Michael Bosworth                            Director                                    12/1/00
     -------------------------------
     Michael Bosworth

     /s/ Thomas R. Franz                             Director                                    12/1/00
     -------------------------------
     Thomas R. Franz

     /s/ Paul A. Gary                                Director                                    12/1/00
     -------------------------------
     Paul A. Gary

     /s/ C. Scott Gibson                             Director                                    12/1/00
     -------------------------------
     C. Scott Gibson

     /s/ Milton R. Smith                             Director                                    12/1/00
     -------------------------------
     Milton R. Smith

     /s/ James E. Solomon                            Director                                    12/1/00
     -------------------------------
     James E. Solomon


                                INDEX TO EXHIBITS


         Exhibit                                                                                 Page
         Number                     Exhibit                                                       No.
         -------                    -------                                                      ----
          5.1              Opinion of Ater Wynne LLP as to the legality of the securities being registered

         23.1              Consent of Ater Wynne LLP (included in legal opinion filed as Exhibit 5.1)

         23.2              Consent of Arthur Andersen LLP

         24.0              Powers of Attorney (included in signature page in Part II of the Registration
                           Statement)

         99.1              2000 Nonqualified Stock Option Plan